Exhibit 10.4
HOLLY CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN
As Amended and Restated as of May 24, 2007
(Formerly designated the Holly Corporation 2000 Stock Option Plan)
     1. Purpose. The purpose of the Holly Corporation Long-Term Incentive Compensation Plan as amended and restated as of May 24, 2007 (formerly designated the Holly Corporation 2000 Stock Option Plan) (the “Plan”) is to advance the interests of Holly Corporation (the “Company”) by strengthening the ability of the Company and its subsidiaries to attract, retain and motivate able people of high caliber as employees, directors and consultants through arrangements that relate the compensation for such persons to the long-term performance of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, Performance Awards or any combination of the foregoing, as the Committee shall determine.
     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
          (a) “Amendment Effective Date” means December 12, 2002. The Plan prior to amendment was effective January 1, 2001.
          (b) “Award” means any Option, Restricted Stock Award, Bonus Stock Award, Stock Appreciation Right, Phantom Stock Award, or Performance Award, together with any other right or interest granted to a Participant under the Plan.
          (c) “Beneficiary” means one or more persons, trusts or other entities that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(d) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.
          (d) “Board” means the Company’s board of directors.
          (e) “Bonus Stock Award” means Shares granted to a Participant under Section 6(c) hereof.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (g) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an

“outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.
          (h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(b)(vi) of the Plan.
          (i) “Disability” means, as determined by the Board in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he performed before such impairment or the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant’s employment or participation as a member of the Board.
          (j) “Eligible Person” means any current or proposed officer, director, or key employee or consultant whose services are deemed to be of potential benefit to the Company or any of its Subsidiaries. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules relating thereto.
          (l) “Fair Market Value” means the fair market value as determined by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share shall be the closing price of a Share, on the date on which the determination of Fair Market Value is being made or if no Shares were traded on such date then the last trading date prior thereto, as quoted on the composite transactions table for the American Stock Exchange or, if the Shares are not then subject to trading on the American Stock Exchange, then as quoted in a comparable manner on any other national stock exchange or, if not so quoted, then as reported for the over-the-counter market on which the largest volume of trading of Shares has occurred in the 30 trading days prior to the date for which a determination is made.
          (m) “Incentive Stock Option” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (n) “Non-Qualified Stock Option” means any Option that does not constitute an Incentive Stock Option.
          (o) “Option” means a right granted to a Participant under Section 6(a) hereof to purchase Shares or other Awards at a specified price during specified time periods.
          (p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
          (q) “Performance Award” means a right granted to a Participant under Section 8 hereof to receive cash and/or other consideration other than Shares based on performance conditions, as provided in Section 8, measured over a period of not less than six months nor more than ten years.

          (r) “Phantom Stock Award” means a right granted to a Participant under Section 7(b) hereof.
          (s) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of regulation 1.162-27 under Section 162(m) of the Code.
          (t) “Restricted Stock Award” means Shares granted to a Participant under Section 6(b) hereof that are subject to certain restrictions and to a risk of forfeiture.
          (u) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.
          (v) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.
          (w) “Shares” means shares of the Company’s common stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for shares of the Company’s common stock, par value $.01 per share, pursuant to Section 10 hereof.
          (x) “Stock Appreciation Right” means a right granted to a Participant under Section 7(a) hereof.
          (y) “Subsidiary” means with respect to the Company, any corporation or other entity of which at least 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company or any other entity determined by the Committee to constitute a Subsidiary due to its relationship to the Company.
     3. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer all or part of the Plan or except to the extent the Board appoints a separate committee other than the Committee to administer all or part of the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board” and/or such additional committee, as applicable. To the extent a portion of the Plan is administered by the Committee, and another portion of the Plan is administered by the Board and/or a separate committee, references herein to “Committee” shall be deemed to be references to the “Board” or such additional committee, as applicable, but only to the extent the Board or additional committee administers a portion of the Plan and only with respect to those portions of the Plan that the Board has elected to administer or over which the separate committee has been delegated authority. Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the

Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of Options, Restricted Stock Awards, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, or Performance Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of Options, (B) the extent to which the transferability of Shares and Awards is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Shares pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.
          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(d) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to

Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
     4. Shares Subject to Plan.
          (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, the total number of Shares that may be delivered in connection with Awards under the Plan shall not exceed 1,500,000, including all Shares delivered with respect to Options granted under the Plan prior to the Amendment Effective Date.
          (b) Application of Limitation to Grants of Awards. No Award may be granted if (i) the number of Shares to be delivered in connection with such Award exceeds (ii) the number of Shares remaining available under the Plan minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
          (c) Availability of Shares Not Delivered under Awards. Shares subject to an Award under the Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant, including (i) the number of Shares withheld in payment of any exercise price of an Award or taxes relating to Awards, and (ii) the number of Shares surrendered in payment of any exercise price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such Shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.
          (d) Shares Offered. The Shares to be delivered under the Plan shall be made available from (i) authorized but unissued Shares, or (ii) previously issued Shares reacquired by the Company.
     5. Eligibility; Per Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year or 12-month period, as applicable, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards, provided for in Sections 6 and 7 of the Plan, relating to more than 150,000 Shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 10 of the Plan, or (b) Awards, provided for in Section 8 of the Plan, with a value at the time of payment which exceeds the Fair Market Value of 150,000 Shares as of the date of the grant of the Award.
     6. Options, Restricted Stock and Bonus Stock.
          (a) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
          (i) Exercise Price. The exercise price or prices for Shares under each Option shall be determined by the Committee at the time the Option is granted, and may be less than, equal to or greater than, the Fair Market Value of the Shares at the time of the granting of the Option, provided that the exercise price per Share for any Option that is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code or an Incentive Stock Option under Section 422 of the Code shall not be less than the Fair Market Value of a Share as of the effective date of grant of the Option; provided, however, that in the case of an individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, the exercise price per Share of any Incentive Stock Option under Section 422 of the Code shall not be less than 110% of the Fair Market Value of a Share as of the effective date of grant of the Incentive Stock Option.
          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes, to the extent permitted under applicable law, or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock Awards subject to Section 6(b) hereof. In the case of an exercise whereby the exercise price is paid with Shares, the value of such Shares for purposes of calculating the exercise price paid shall be the Fair Market Value. Notwithstanding anything to the contrary herein, unless otherwise provided in any agreement evidencing an Option, in the event of the death of a Participant while in the employ of the Company or one of its Subsidiaries, an Option theretofore granted to the Participant shall be exercisable within the year succeeding such death (even if the Option would otherwise expire prior to one year from the date of death) but only to the extent that the optionee was entitled to exercise the Option as of the date of death.
          (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Incentive Stock Options shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of Shares subject to an Incentive Stock Option and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company or a parent or Subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Stock Options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of Shares to be reclassified in accordance with the Code. No Incentive Stock Option may be granted after December 13, 2010.
          (b) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to Participants on the following terms and conditions:
          (i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock Award, a Participant granted a Restricted Stock Award shall have all of the rights of a stockholder, including the right to vote the Restricted Stock Award and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock Award, the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock Awards that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Awards.

          (iii) Certificates for Shares. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates for Shares relating to Restricted Stock Awards are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Awards, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to such Shares.
          (iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share related to the Restricted Stock Award be automatically reinvested in additional Shares related to the Restricted Stock Award or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Shares or other property has been distributed.
          (c) Bonus Stock Awards. The Committee is authorized to grant Awards of Shares as bonuses, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that such Awards are exempt from liability under Section 16(b) of the Exchange Act. Bonus Stock Awards shall be subject to such other terms as shall be determined by the Committee.
          (d) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Section 6 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8(b).
     7. Stock Appreciation Rights and Phantom Stock.
          (a) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
          (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.
          (ii) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 7(a)(i) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.
          (iii) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.
          (iv) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
          (b) Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash at the end of a specified deferral period, subject to the following terms and conditions:
          (i) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.
          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in any Award agreement evidencing the Phantom Stock Awards), all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.
          (c) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Section 7 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8(b).

     8. Performance Awards.
          (a) Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than six months and not more than ten years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8(b) in the case of a Performance Award granted to a Covered Employee.
          (b) Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8(b).
          (i) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.
          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Covered Employee: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; (S) net profit margin; and (T) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified by the Committee. Performance goals in the case of any Award granted to a Covered Employee shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
          (iv) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
          (v) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Covered Employee. The Committee may not delegate any responsibility relating to such Performance Awards.
          (vi) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8(b) shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
     9. Certain Provisions Applicable to All Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in Sections 6, 7 and 8 hereof and this Section 9. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.
          (b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary.
          (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
          (d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. In the discretion of the Committee, Awards granted pursuant to Sections 7 or 8 of the Plan may be payable in Shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 10(f) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
     10. General Provisions.
          (a) Company’s Right to Terminate or Modify Awards in Certain Circumstances. Except to the extent that an Award agreement provides otherwise with specific reference to this Section 10(a), in the event of (i) an acquisition of substantially all of the assets of the Company or of a greater than 80% stock interest in the Company by an entity in which the Company does not have a 50% or greater interest prior to such acquisition, or (ii) a merger, consolidation, or recapitalization involving a fundamental change in the capital structure of the Company, the Company shall have the right to terminate any Award upon the payment of an amount equal to the then value of the Award, without regard to vesting or forfeiture provisions of the Award, as determined by the Committee, taking into account to the extent determined by the Committee to be appropriate the Fair Market Value of Shares at the time of termination and the performance of the Company up to the time of termination. Upon tender of payment by the Company to a holder of the amount determined by the Committee pursuant to this provision, the Award held by such holder shall automatically terminate. Alternatively, in such circumstances, the Company, in the discretion of the Board, may make arrangements for the acquiring or surviving corporation to assume any or all outstanding Awards and substitute on equitable terms Awards relating to the stock or performance of such acquiring or surviving corporation. The determinations of the Board and/or the Committee pursuant to this Section 10(a) shall be final, binding and conclusive.
          (b) No Limitation on Other Company Transactions. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
          (c) Dilution or Other Adjustments. In the event that there is any change in the Shares through merger, consolidation, reorganization or recapitalization or in the event of any stock split or dividend to holders of Shares payable in Shares or the issuance to such holders of rights to subscribe to Shares, or in the event of any change in the capital structure of the Company, the Board shall, subject to any requirements of applicable law, regulations and rules, make such adjustments with respect to any provision or provisions of the Plan, including but not limited to the limitations on Awards that may be granted under the Plan as set forth in Sections 4 and 5, and with respect to Awards theretofore granted under the Plan as the Board deems appropriate to prevent dilution or enlargement of Award rights. The determinations of the Board pursuant to this Section 10(b) shall be final, binding and conclusive. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares relating to Awards theretofore granted or the exercise price per Share in the case of Options.
          (d) Transferability.
          (i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award or authorize all or a portion of an Award to be granted to an Eligible Person on terms which permit transfer by such Participant; provided that, in either case a transferee may only be a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(d)(i).
          (ii) Qualified Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.
          (iii) Other Transfers. Except as expressly permitted by Subsections 10(d)(i) and 10(d)(ii) above, Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.
          (iv) Effect of Transfer. Following the transfer of any Award as contemplated by Subsections 10(d)(i), 10(d)(ii) and 10(d)(iii) above, (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Permitted Transferee to exercise the transferred Award in accordance with the terms of the Plan and applicable law and (B) the provisions of the Award relating to exercisability thereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein, the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.
          (v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Subsections 10(d)(i), 10(d)(ii) or 10(d)(iii) above shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under Section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.
          (vi) Registration. To the extent the issuance to any Permitted Transferee of any Shares issuable pursuant to Awards transferred as permitted in this Section 10(d) is not registered pursuant to the effective registration statement of the Company generally covering the Shares to be issued pursuant to the Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such Shares to any such transferee.
          (e) Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
          (f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any Share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes in this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.
          (g) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
          (i) Payments in the Event of Forfeitures; Fractional Shares; Share Allotments. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. Unless otherwise determined by the Committee, no fractional Shares, or Shares in lots of less than 100 Shares, shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares, or lots of less than 100 Shares, and whether fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Severability. If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option (to that extent) shall be deemed a Non-Qualified Stock Option for all purposes of the Plan.
          (k) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law or where the law of the state of incorporation of the Company shall be mandatorily applied. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.
          (l) Conditions to Delivery of Shares. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any Shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Bonus Stock Award or Phantom Stock Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right, vesting of any Restricted Stock Award or Phantom Stock Award, or grant of any Bonus Stock Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.
          (m) Plan Effective Date, Stockholder Approval and Plan Duration. The Plan has been adopted by the Board originally effective as of January 1, 2001 and as amended and restated effective as of December 12, 2002 contingent upon the approval of the stockholders of the Company. If the stockholders of the Company do not approve the Plan as amended and restated, the Plan shall continue in effect as originally adopted effective January 1, 2001. No Award, other than an Incentive Stock Option, shall be granted under the Plan after December 31, 2010 and no Incentive Stock Option shall be granted under the Plan after December 13, 2010.

17